UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 5, 2013

DOLBY LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32431	90-0199783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Potrero Avenue

San Francisco, CA 94103-4813

(Address of principal executive offices) (Zip Code)

(415) 558-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e)

At the Dolby Laboratories, Inc. (the “Company”) 2013 Annual Meeting of Stockholders (the “Annual Meeting”), held on February 5, 2013, at the Company’s administrative offices located at 999 Brannan Street, San Francisco, California, 94103, the Company’s stockholders approved an amendment and restatement of the Company’s 2005 Stock Plan and an amendment and restatement of the Company’s Employee Stock Purchase Plan.

The terms and conditions of the Company’s 2005 Stock Plan and Employee Stock Purchase Plan are described in the Company’s Proxy Statement for the Annual Meeting, filed with the Securities and Exchange Commission on December 26, 2012. The Company’s executive officers are eligible to participate in the 2005 Stock Plan and Employee Stock Purchase Plan. The 2005 Stock Plan and Employee Stock Purchase Plan are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

5.07(a) and (b)

The information set forth in Item 5.02(e) above is incorporated by reference herein. At the Annual Meeting, the Company’s stockholders:

1.	Elected nine directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

2.	Approved an amendment and restatement of the Company’s 2005 Stock Plan;

3.	Approved an amendment and restatement of the Company’s Employee Stock Purchase Plan;

4.	Approved an advisory vote to approve the compensation of the Company’s named executive officers;

5.	Approved, on an advisory basis, one year as the frequency for holding future advisory votes to approve the compensation of the Company’s named executive officers; and

6.	Ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 27, 2013.

Each share of the Company’s Class A common stock is entitled to one vote, and each share of the Company’s Class B common stock is entitled to ten votes, on all matters submitted to a vote of stockholders at the Annual Meeting. The Class A common stock and Class B common stock vote together as a single class on all matters submitted to a vote of stockholders at the Annual Meeting. At the Annual Meeting, the holders of Class A common stock and Class B common stock voted as follows:

Proposal 1 – Election of directors:

Director	Votes For	Votes Withheld	Broker Non-Votes

Peter Gotcher	595,524,632	2,698,336	5,700,932

Micheline Chau	597,851,732	371,236	5,700,932

David Dolby	593,448,307	4,774,661	5,700,932

Nicholas Donatiello, Jr.	596,978,227	1,244,741	5,700,932

Bill Jasper	595,755,979	2,466,989	5,700,932

Sanford Robertson	595,580,079	2,642,889	5,700,932

Roger Siboni	596,640,771	1,582,197	5,700,932

Avadis Tevanian, Jr.	596,981,431	1,241,537	5,700,932

Kevin Yeaman	597,830,423	392,545	5,700,932

All director nominees were duly elected.

Proposal 2 – Approval of an amendment and restatement of the Company’s 2005 Stock Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes

580,911,114	17,283,135	28,719	5,700,932

Proposal 2 was approved.

Proposal 3 – Approval of an amendment and restatement of the Company’s Employee Stock Purchase Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes

597,870,618	328,256	24,094	5,700,932

Proposal 3 was approved.

Proposal 4 – Approval of an advisory vote to approve the compensation of the Company’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes

580,124,394	18,020,719	77,855	5,700,932

Proposal 4 was approved.

Proposal 5 – Approval of an advisory vote on the frequency of holding future advisory votes to approve the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes

597,799,193	170,273	228,184	25,318	5,700,932

A frequency of one year was approved.

Proposal 6 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending September 27, 2013:

Votes For	Votes Against	Abstentions

603,564,387	121,361	238,152

Proposal 6 was approved.

5.07(d)

In accordance with the recommendation of the Board of Directors, the Company’s stockholders approved, on an advisory basis, one year as the frequency for holding future advisory votes to approve the compensation of the Company’s named executive officers. In light of such approval, the Company intends to hold an advisory vote on the compensation of the Company’s named executive officers on an annual basis until the next required vote on the frequency of holding an advisory vote to approve named executive officer compensation.

Section 9 – Financial Statements and Exhibits

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Dolby Laboratories, Inc. 2005 Stock Plan (as amended and restated on February 5, 2013)

10.2	Dolby Laboratories, Inc. Employee Stock Purchase Plan (as amended and restated on February 5, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLBY LABORATORIES, INC.

By:	/s/ Andy Sherman
Andy Sherman
Executive Vice President, General Counsel and Secretary

Date: February 11, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Dolby Laboratories, Inc. 2005 Stock Plan (as amended and restated on February 5, 2013)

10.2	Dolby Laboratories, Inc. Employee Stock Purchase Plan (as amended and restated on February 5, 2013)